UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2010

ALL AMERICAN GOLD CORP.
(Exact name of registrant as specified in its charter)

Wyoming	000-54008	26-0665571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Hart Avenue, 15 Floor, Flat D, Tsim Sha Tsui, Kowloon, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 755-9766

Osprey Ventures Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 10, 2010, our sole director and a majority of our stockholders approved a one (1) for ten (10) forward stock split of our issued and outstanding shares of common stock. Effective October 15, 2010, our issued and outstanding shares increased from 9,040,000 shares of common stock to 90,400,000 shares of common stock, all with a par value of $0.001.

Effective October 15, 2010, the Wyoming Secretary of State accepted for filing of an Articles of Amendment, wherein we have effected an amendment to our Articles of Incorporation to change our name from Osprey Ventures Inc. to All American Gold Corp. and to increase the authorization number of shares of our common stock from 200,000,000 to 800,000,000 shares, par value of $0.001.

The name change and the increase of our authorized common stock were approved on September 10, 2010 by 55.3% of the holders of our common stock by way of a written consent resolution. Our definitive Schedule 14C, Information Statement, was filed on September 27, 2010.

The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening of trading on October 15, 2010 under our old symbol “OSPRD”. The “D” on our trading symbol will be removed 20 days after October 15, 2010. Our new CUSIP number is 01643V102.

Item 9.01	Financial Statements and Exhibits

3.01	Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALL AMERICAN GOLD CORP.

/s/ Ma Cheng Ji
Ma Cheng Ji
President and Director

Date: October 15, 2010